Exhibit 99.1

Security Systems Business of Johnson Controls, Inc.

Audited Combined Financial Statements

September 30, 2015 and 2014

Security Systems Business of Johnson Controls, Inc.

Independent Auditor’s Report

Management and Board of Directors

Johnson Controls, Inc.

Milwaukee, Wisconsin

We have audited the accompanying combined financial statements of the Security Systems Business (“JCSS”) of Johnson Controls, Inc. (“JCI”), which comprise the Combined Statements of Financial Position as of September 30, 2015 and 2014, and the related Combined Statements of Income, Invested Equity, and Cash Flows the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

JCI’s management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence that we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Security Systems Business of Johnson Controls, Inc. as of September 30, 2015 and 2014, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Rockville, Maryland

December 14, 2015

Security Systems Business of Johnson Controls, Inc.

Combined Statements of Income

	Year Ended September 30,
(in thousands)	2015	2014

Net sales	$31,438	$41,526
Cost of sales	26,526	35,299

Gross margin	4,912	6,227

Selling, general and administrative expenses	(1,207)	(2,021)
Financing income	2	2
Income before income taxes	3,707	4,208
Provision for income taxes	1,394	1,520
Net income	$2,313	$2,688

The accompanying notes are an integral part of the combined financial statements.

Security Systems Business of Johnson Controls, Inc.

Combined Statements of Financial Position

	September 30,
(in thousands)	2015	2014
Assets
Accounts receivable, net of allowance of $0 in 2015 and $9 in 2014	$7,253	$6,600
Unbilled receivables	1,963	4,641
Prepaid and other current assets	15	95
Deferred income tax assets	322	261
Current assets	9,553	11,597

Property and equipment, net	29	29
Goodwill	14,446	14,446
Total assets	$24,028	$26,072

Liabilities and Invested Equity
Accounts payable	$2,308	$5,740
Employee and other accrued expenses	1,438	1,495
Accrued warranty reserve	484	252
Deferred revenue	3,254	3,844
Current liabilities	7,484	11,331

Long-term deferred income tax liabilities	5,217	4,856
Total liabilities	12,701	16,187

Parent company net investment	11,327	9,885
Total liabilities and invested equity	$24,028	$26,072

The accompanying notes are an integral part of the combined financial statements.

Security Systems Business of Johnson Controls, Inc.

Combined Statements of Cash Flows

	Year Ended September 30,
(in thousands)	2015	2014
Operating Activities
Net income	$2,313	$2,688
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6	6
Provision for bad debt	76	9
Deferred income taxes	300	442
Changes in assets and liabilities:
Accounts receivable	(729)	1,665
Unbilled receivables	2,677	(2,782)
Prepaid and other current assets	80	101
Accounts payable	(3,431)	1,607
Employee and other accrued expenses	(57)	(160)
Accrued warranty reserve	232	(43)
Deferred revenue	(590)	2,137
Cash provided by operating activities	877	5,670

Investing Activities
Capital expenditures	(6)	(12)
Cash used in investing activities	(6)	(12)

Financing Activities
Net transfers to Parent	(871)	(5,658)
Cash used in financing activities	(871)	(5,658)

Increase in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

The accompanying notes are an integral part of the combined financial statements.

Security Systems Business of Johnson Controls, Inc.

Combined Statements of Invested Equity

(in thousands)
Balance October 1, 2013	$12,855
Net income	2,688
Change in Parent's net investment	(5,658)
Balance September 30, 2014	9,885
Net income	2,313
Change in Parent's net investment	(871)
Balance September 30, 2015	$11,327

The accompanying notes are an integral part of the combined financial statements.

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

1.	BACKGROUND AND NATURE OF OPERATIONS

The accompanying combined financial statements and notes to the combined financial statements reflect the combined historical results of the operations, financial position, and cash flows of the Security Systems business, (“JCSS” or “the Company”), which is consolidated by the Johnson Controls Federal Systems business (“JCFS”), a wholly-owned subsidiary of Johnson Controls, Inc. (“JCI” or “the Parent”). JCSS is a leading North American security system integrator specializing in providing services to the federal government as it relates to designing, installing, and supporting complex physical security, network security, and facilities management systems. JCSS represents the business that was acquired by Versar, Inc. on September 30, 2015, and is now a wholly-owned subsidiary of that company, doing business as Versar Security Systems, LLC.

2.	BASIS OF PRESENTATION

These combined financial statements were prepared on a stand-alone basis in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) as derived from the accounting records of JCFS and the Parent as if JCSS had been operating as a stand-alone company for all periods presented. The assets and liabilities in the combined financial statements have been reflected on a historical cost basis, as included in the consolidated statements of financial position of JCI. The combined statements of income include allocations for certain shared service functions that are provided by JCFS to the Company, such as expenses related to facilities, accounting and finance, purchasing, payroll, human resources, payables processing and information technology. These expenses have been allocated to JCSS by JCFS on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis using appropriate measures including employee headcount. The allocations and estimates in the combined financial statements, including allocations of corporate expenses from the Parent and JCFS, are based on assumptions management believes are reasonable. The combined financial statements included herein however may not be indicative of the results of operations, financial position and cash flows of the Company in the future or if the Company had been a separate, standalone entity during the periods presented.

The cash and financing functions of the Company are centrally managed by JCI and JCFS. Accordingly, none of the cash, cash equivalents, marketable securities, debt, or related interest expense was assigned to or allocated to JCSS in the combined financial statements. At September 30, 2015 and 2014, $273 and $917, respectively of outstanding checks written by JCFS for payables of JCSS have been included as a liability within accounts payable in the accompanying combined statements of financial position.

Transactions between JCSS and JCFS or the Parent related to corporate allocations are considered to be effectively settled for cash at the time the transaction is recorded. There were no intercompany loans or indebtedness to third parties identified to the JCSS business.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

These combined financial statements present the statements of operations, financial position, cash flows and Parent net investment. Intercompany transactions recorded by JCSS with JCFS and the Parent have been included in these combined financial statements as Parent’s net investment. Transactions between JCSS and Parent affiliates resulting from purchases and sales in the normal course of business are classified as related party, rather than intercompany, in the combined financial statements. Refer to Note 8 “Related Party Transactions” of the notes to the combined financial statements for further details.

Use of Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. The combined financial statements reflect management's estimates as of the reporting date. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate their fair value based on the short maturities of these instruments.

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

Revenue Recognition

The majority of the Company’s revenue is derived from firm fixed price contracts with the U.S. government. Revenues from firm fixed price contracts are recognized using the “percentage of completion method” of accounting. Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred as a percentage of total estimated costs for the entirety of the contract. Costs include direct material, direct labor, subcontract labor and any allocable indirect costs.

Revenue recognized on contracts for which billings have not been presented to customers at year-end is included as unbilled receivables in the accompanying combined statements of financial position. Payments received in advance of the performance of services are included in the accompanying combined statements of financial position as deferred revenue.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and revenue, and are recognized in the period the revisions are determined.

The Company also earns revenues from planned service and support, cost reimbursable, and time-and-materials contracts. Revenues from planned service and support contracts are recognized on a straight-line basis over the term of the service contract. Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allocable indirect costs and an allocable portion of the fixed fee. Under time and material contracts, the Company recognizes revenue as costs are incurred and the service is provided based on negotiated billing rates.

Billings under cost-based government contracts are calculated using provisional rates which permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies’ cognizant audit agency. The cost audit will result in the negotiation and determination of the final indirect cost rates which the Company may use for the years audited. The final rates, if different from the provisional rates, may create a receivable or a liability.

As of September 30, 2015, the Company had negotiated final settlements on indirect cost rates through September 30, 2007. The Company periodically reviews is cost estimates and experience rates, and adjustments, if needed, are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have any material effect on the Company’s financial position or results of operations.

Accounts Receivable

Accounts receivable includes amounts billed and currently due from customers. The Company extends credit to customers in the normal course of business and maintains an allowance for doubtful accounts resulting from the inability or unwillingness of customers to make required payments. The allowance for doubtful accounts is based on historical experience, existing economic conditions and any specific customer collection issues the Company has identified. Bad debt expense was $76 and $9 for the years ended September 30, 2015 and 2014, respectively.

The Company’s revenues and accounts receivable are almost entirely derived from security services provided to the U.S. government. The Company may contract directly with a U.S. government agency, or may partner with another third-party company to provide security services to the U.S. government. During the years ended September 30, 2015 and 2014, three customers generated approximately 73% and 68%, respectively of total revenue.

As of September 30, 2015 and 2014, accounts receivable from three customers representing 10% or more of total gross accounts receivable accounted for approximately 85% and 76%, respectively.

Property and Equipment, Net

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes. The estimated useful lives include 10 years for furniture and fixtures, and 3 to 5 years for computer equipment and software assets.

Goodwill

Goodwill reflects the cost of an acquisition in excess of the fair values assigned to identifiable net assets acquired. The goodwill recorded in the combined statements of financial position originates from JCI’s acquisition of the JCSS business in 2001.

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

The Company reviews goodwill for impairment at least annually or whenever events or changes in circumstances indicate the asset might be impaired. The annual goodwill impairment test is performed during the fourth fiscal quarter of each fiscal year. Goodwill is tested for impairment by first evaluating qualitative factors to determine whether it is more likely than not that the fair value of goodwill is less than its carrying value. If the Company’s concludes it is more likely than not that the fair value of goodwill is less than its carrying amount, a two-step quantitative impairment test is performed. This first step in this test includes comparing the fair value of each reporting unit to its carrying value, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the second step in the test is performed, which is measurement of the impairment loss. The impairment loss is calculated by comparing the implied fair value of goodwill, as if the reporting unit has been acquired in a business combination, to its carrying amount. Based on the qualitative assessment of goodwill performed by the Company in its fiscal fourth quarter, there was no indicator of impairment of goodwill for fiscal years ended September 30, 2015 and 2014.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property, plant and equipment and other intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the asset's carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360-10-15, “Impairment or Disposal of Long-Lived Assets.” ASC 360-10-15 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate that the carrying amount of the asset is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

Income Taxes

The Company's operations have historically been included in the Parent's U.S. federal and state tax returns. The income tax provision in the combined statements of income has been calculated as if the JCSS business filed a separate income tax return and was operating as a stand-alone business for the periods presented. This may result in differences when the sum of the amounts allocated to the Company’s tax provisions are compared with amounts presented in consolidated financial statements of the Parent.

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes.” ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Because portions of the Company's operations are included in the Parent's tax returns, payments to certain tax authorities are made by the Parent, and not by the Company. The Company does not maintain taxes payable to/from the Parent and the balances are deemed to settle the annual current tax payable balances immediately with the legal tax-paying entities in the respective jurisdictions. These settlements are reflected as changes in the Parent's net investment in the accompanying combined statements of invested equity.

The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the combined financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recorded any unrecognized tax benefits in these stand-alone company financial statements. The years from October 1, 2012 through the current year remain open for examination by federal and state tax authorities.

Accrued Warranty

Warranty obligations are estimated and recorded as an accrued liability upon completion of the contracted services, which also aligns with the commencement date of the warranty period. The estimated cost of providing the warranty to customers is considered within the Company’s total estimated cost to provide the services under relevant contracts. Warranty obligations may vary by contract and warranty terms, and the Company estimates its warranty obligation based on historical expenses for similar contracts, as well as analysis of projected claims versus the actual claims incurred.

Pension and Postretirement Benefits

Under the guidance in ASC 715, “Compensation - Retirement Benefits,” the Company accounts for its employee participation in a defined benefit plan of the Parent by applying multi-employer accounting. Contributions by the Company to the pension plan are recorded as an allocation of net periodic pension cost or income by the Parent to the Company. The net periodic pension income allocation to JCSS was $171 and $0 for the years ended September 30, 2015 and 2014, respectively.

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

Share-Based Compensation

The Parent maintains certain stock compensation plans for the benefit of certain of its officers, directors and employees, including grants of employee stock options and restricted awards. These combined financial statements include certain expenses of the Parent that were allocated to the Company for share-based compensation. The share-based compensation expense is based on the estimated grant-date fair value and is recognized over the requisite service period, net of estimated forfeitures. The Company’s combined balance sheets do not include any Parent outstanding equity related to these stock-based compensation programs. The share-based compensation expense identified to JCSS employees and included in selling, general and administrative expenses of the combined financial statements was $2 and $10 for the years ended September 30, 2015 and 2014.

Parent's Net Investment

The accompanying combined financial statements may not include all of the expenses that would have been incurred and may not reflect the results of operations, financial position and cash flows had the Company been a stand-alone company during the periods presented. Because a direct ownership relationship does not exist for the Company, the Parent’s equity in the Company is shown as Parent net investment in lieu of stockholder’s equity in the combined financial statements.

The Parent net investment includes the Parent’s historical investment in the Company, accumulated net earnings after taxes, and the net effect of transactions with, and allocations from, the Parent.

Earnings per share data has not been presented in the accompanying combined financial statements because the Company does not operate as a separate legal entity with its own capital structure.

New Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." ASU No. 2014-09 clarifies the principles for recognizing revenue when an entity either enters into a contract with customers to transfer goods or services or enters into a contract for the transfer of non-financial assets. The original standard was effective retrospectively for the Company for the quarter ending December 31, 2017; however in August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date," which defers the effective date of ASU 2014-09 by one-year for all entities. The new standard will become effective retrospectively for the Company for the quarter ending December 31, 2018, with early adoption permitted, but not before the original effective date. The Company is currently assessing the impact adoption of this guidance will have on its consolidated financial statements.

In July 2013, the FASB issued Accounting Standards Update (ASU) No. 2013-11, "Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a similar Tax Loss, or a Tax Credit Carryforward Exists." ASU No. 2013-11 clarifies that companies should present an unrecognized tax benefit as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward. ASU No. 2013-11 was effective for the Company for the quarter ending December 31, 2014. The adoption of this guidance did not have a significant impact on the Company’s consolidated financial statements.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	September 30,
	2015	2014
Leasehold improvement	$3	$3
Furniture and fixtures	19	19
Computers & equipment	33	42
	55	64
Accumulated depreciation	(26)	(35)
	$29	$29

Depreciation expense for the fiscal years September 30, 2015 and 2014 totaled $6 for each year respectively. During the year ended September 30, 2015, the Company retired assets that were fully depreciated with a cost basis and accumulated depreciation of $15. There were no disposals of property and equipment during the year ended September 30, 2014.

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

5.	ACCRRUED WARRANTY

The Company accrues the estimated expense to satisfy its contractual warranty requirements. The changes in the carrying amount of the Company’s warranty liability, for the years ended September 30, 2015 and 2014 follows:

	2015	2014
Balance at the beginning of the year	$252	$295
Accruals for warranties issued during the year	702	174
Settlements made during the year	(470)	(217)
Balance at the end of the year	$484	$252

6.	SAVINGS AND INVESTMENT PLANS

The Company participates in defined contribution savings plans of the Parent that allow employees to contribute a portion of their pre-tax income in accordance with plan specified guidelines. Under specified conditions, the Company will contribute to certain savings plans based on the employees’ eligible pay and will match a percentage of the employee contributions up to certain limits. Retirement contributions charged to expense amounted to $455 and $476 for the years ended September 30, 2015 and 2014, respectively.

7.	INCOME TAXES

The components of the Company’s income tax provision are as follows:

	Year Ended September 30,
	2015	2014
Current
Federal	$890	$865
State	204	213
	1,094	1,078
Deferred
Federal	265	389
State	35	53
	300	442
Provision for income taxes	$1,394	$1,520

The provision for income taxes for the years ended September 30, 2015 and 2014 reflected in the accompanying combined financial statements varies from the amount which would have been computed using statutory rates as follows:

	Year Ended September 30,
	2015	2014

Provision at federal statutory rate	$1,261	$1,431
State income taxes, net of income tax provision	170	191
Permanent differences and other	(37)	(102)
Provision for income taxes	$1,394	$1,520

The Company reviews the realizability of its deferred tax assets on an annual basis, or whenever events or changes in circumstances indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or combined group recording the net deferred tax asset are considered, along with any other positive or negative evidence. Since future financial results may differ from previous estimates, periodic adjustments to the Company's valuation allowances may be necessary. The Company has not recorded any valuation allowance in these stand-alone company financial statements.

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

Deferred tax assets were classified in the statements of financial position as follows:

	Year Ended September 30,
	2015	2014
Deferred income tax assets	$322	$261
Long-term deferred income tax liabilities	(5,217)	(4,856)
Net deferred tax liability	$(4,895)	$(4,595)

Temporary differences and carryforwards which gave rise to deferred tax assets and liabilities included:

	Year Ended September 30,
	2015	2014
Deferred tax assets
Accrued expenses and reserves	$322	$261
	322	261
Deferred tax liabilities
Property, plant and equipment	(6)	(6)
Amortizable goodwill	(5,211)	(4,850)
	(5,217)	(4,856)

Net deferred tax liability	$(4,895)	$(4,595)

On a separate company basis, the income tax provision considers net operating loss carryback and carryforward rules under applicable federal and state tax laws.

8.	RELATED PARTY TRANSACTIONS AND PARENT'S NET INVESTMENT

Related Party Transactions

In the ordinary course of business, JCSS generates sales and cost of sales in transactions with other JCI businesses. Under the Parent's reporting structure, these transactions would have been classified as intercompany and eliminated in consolidation. However, in the JCSS stand-alone combined financial statements, these transactions are recorded as related party transactions.

The Company records related party sales of equipment to Parent affiliates at terms that are comparable with third party customers. The following table sets forth the net sales to related parties included in net sales of the combined statements of income:

	Year Ended September 30,
	2015	2014
Net sales to related parties	$277	$586

There were no receivables outstanding from related parties at September 30, 2015 & 2014.

JCSS also procures security equipment and labor resources from the Parent and other consolidated entities of the Parent to service customer contracts. The following table sets forth the net purchases from related parties included in cost of sales of the combined statements of income:

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

	Year Ended September 30,
	2015	2014
Net purchases from related parties	$521	$957

Included in accounts payable on the combined statements of financial position were payables to related parties of $0 and $28 at September 30, 2015 and 2014, respectively.

Corporate Allocations and Parent's Net Investment

The combined statements of income include allocations for certain support functions that are provided by JCFS to the Company and subsequently recorded at the JCSS business unit level, such as expenses related to facilities, accounting and finance, purchasing, payroll, human resources, payables processing and information technology. These expenses have been allocated to JCSS on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis using appropriate measures including employee headcount. Management believes the assumptions underlying the combined financial statements, including the assumptions regarding the allocation of corporate expenses from the Parent and JCFS are reasonable. Nevertheless, the combined financial statements may not include all actual expenses that would have been incurred by JCSS and may not reflect the combined results of operations, financial position and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if JCSS had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The corporate allocations made during the fiscal years ended September 30, 2015 and 2014 were

$1.1 million and $1.3 million, respectively.

In addition to the transactions discussed above, certain intercompany transactions between JCSS and the Parent have not been recorded as related party transactions. These transactions are considered to be effectively settled for cash at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the combined statements of cash flows as a financing activity and in the combined statements of financial position as Parent's net investment.

9.	COMMITMENTS AND CONTINGENCIES

Operating Leases

Lease agreements for facilities, computers and equipment used in the Company’s business are recorded as operating leases. Leases agreements are entered into by the Parent and charged to the Company based on the square footage of the facilities occupied, or the computer and equipment identified to the Company. Total rental expense for the fiscal years ended September 30, 2015 and 2014 related to leased facilities, was $262 and $373, respectively.

At September 30, 2015, the Company’s lease commitments included three office facilities, as well as computers and vehicles used by the JCSS business. The future minimum lease commitments related to these lease commitments follow:

2016	$132
2017	65
2018	32
2019	11
2020	2
Total minimum lease payments	$242

Litigation and Other Claims

The Parent is involved in various lawsuits incident to the operation of its businesses. The Company maintains insurance coverage and records estimated costs for claims and suits of this nature. It is management’s opinion that none of these will have a material adverse effect on the Company’s financial position, results of operations or cash flows. Costs related to such matters were not material to the periods presented.

Security Systems Business of Johnson Controls, Inc.

Notes to Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

10.	SUBSEQUENT EVENTS

On September 30, 2015, the Company was acquired by Versar, Inc. (“Versar”) pursuant to the September 4, 2015 Membership Interest Purchase Agreement (“Purchase Agreement”) executed by and among Versar, JCFS and JCI. The cash purchase price for the Company was $10,546 and the parties have agreed that Versar will pay a contingent amount of up to $9,500 for JCSS, for a total purchase price of up to $20,046 upon the achievement of an agreed target working capital and earn-out provisions.

JCI’s management has evaluated subsequent events for disclosure in these combined financial statements through December 14, 2015, which is the date the financial statements were available to be issued.

As part of the Purchase Agreement, JCFS and JCI retained $1.5 million of the Company’s accounts receivable and $1.6 million of the Company’s accrued expenses included in the current liabilities on the accompanying combined statements of financial position as of September 30, 2015.